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                                                                      EXHIBIT 11

                           TRANSCEND SERVICES, INC.
                      COMPUTATION OF EARNINGS PER SHARE


                                               Three Months Ended
                                                    March 31,
                                              1995             1996
                                              ----             ----
Net income (Loss)........................  ($1,108,000)      ($523,000)
                                           ===========     ===========

Average Shares Outstanding...............   17,533,000      18,217,000


Common stock equivalents assuming
   exercise of stock options.............        -               -
                                           -----------     -----------
                                            17,533,000      18,217,000
                                           ===========     ===========

Net income (loss) per common share and
  common share equivalent................       ($0.06)         ($0.03)
                                           ===========     ===========